Exhibit 4.8

AMENDMENT NO. 2 TO
AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment”) is dated as of February 4, 2013 and is entered into by and among AMERICA’S CAR-MART, INC., a Texas corporation (“Parent”), COLONIAL AUTO FINANCE, INC., an Arkansas corporation (“Colonial”), AMERICA’S CAR MART, INC., an Arkansas corporation (“ACM”), TEXAS CAR-MART, INC., a Texas corporation (“TCM”)(each of Colonial, ACM and TCM, a “Borrower”, and collectively, “Borrowers”), the financial institutions party to the Loan Agreement (as hereinafter defined) as lenders (collectively, “Lenders”), BANK OF AMERICA, N.A.,, as administrative agent for the Lenders (“Agent”) and lead arranger and book manager for the Lenders.  All capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Loan Agreement (as hereinafter defined).

WITNESSETH

WHEREAS, Parent, Borrowers, Lenders and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 9, 2012 (as previously amended, amended and restated, modified, supplemented or renewed, the “Loan Agreement”);

WHEREAS, Parent, Borrowers, Required Lenders and Agent have agreed to amend the Loan Agreement subject to the terms and conditions stated herein; and

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Required Lenders, Agent, Parent and Borrowers hereby agree as follows:

I. Amendment to the Loan Agreement.  Clause (l) of the definition of “Eligible Vehicle Contracts” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety by deleting and replacing it with the following:

(l)           (A) the original term of the Vehicle Contract is not more than 42 months and (B) if the original term of the Vehicle Contract is greater than 36 months but no greater than 42 months (“Long Term Contracts”), then the portion of the Colonial Contracts Formula Amount attributable to such Long Term Contracts at no time exceeds 5% of the Colonial Revolver Commitments;

II. Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

A. Amendment.  Fully executed copies of this Amendment signed by Parent, Borrowers and Lenders shall have been delivered to Agent.

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B. Other Documents.  Borrowers shall have executed and delivered to Agent such other documents and instruments as Agent may reasonably require.

III. Miscellaneous.

A. Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any other document or documents relating thereto, including, without limitation, any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or the Lenders shall affect the representations and warranties or the right of Agent or the Lenders to rely thereon.

B. Reference to Loan Agreement.  The Loan Agreement, each of the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference therein to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.

C. Loan Agreement Remains in Effect.  The Loan Agreement and the Loan Documents, as amended hereby, remain in full force and effect and Parent and each Borrower ratifies and confirms its agreements and covenants contained therein.  Parent and each Borrower hereby confirms that to the best of its knowledge no Event of Default or Default exists.

D. Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

E. Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

F. Headings.  The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

G. NO ORAL AGREEMENTS.  THIS AMENDMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT BETWEEN LENDERS, AGENT AND BORROWERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AGENT, LENDERS AND BORROWERS.

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IN WITNESS WHEREOF, the parties have executed this Amendment under seal on the date first written above.

BORROWERS:

COLONIAL AUTO FINANCE, INC., an Arkansas corporation

By:	\s\ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

AMERICA’S CAR MART, INC., an Arkansas corporation

By:	\s\ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

TEXAS CAR-MART, INC., a Texas corporation

By:	\s\ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

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Signature Page to Amendment No.2 to Amended and Restated Loan and Security Agreement

PARENT:

AMERICA’S CAR-MART, INC., a Texas corporation

By:	\s\ Jeffrey A. Williams
Name:	Jeffrey A. Williams
Title:	Secretary

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Signature Page to Amendment No.2 to Amended and Restated Loan and Security Agreement

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	\s\ Carlos Gil
Name:	Carlos Gil
Title:	Senior Vice President

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Signature Page to Amendment No.2 to Amended and Restated Loan and Security Agreement

BOKF, NA D/B/A BANK OF ARKANSAS, as Lender

By:	\s\ Jacob Hudson
Name:	Jacob Hudson
Title:	Vice President

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Signature Page to Amendment No.2 to Amended and Restated Loan and Security Agreement

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Stephen R. Brimm
Name:	Stephen R. Brimm
Title:	Vice-President

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Signature Page to Amendment No.2 to Amended and Restated Loan and Security Agreement

ARVEST BANK, as Lender

By:	/s/ Andy Marshall
Name:	Andy Marshall
Title:	Senior Vice President

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Signature Page to Amendment No.2 to Amended and Restated Loan and Security Agreement

COMMERCE BANK, as Lender

By:	/s/ R. David Emley, Jr.
Name:	R. David Emley, Jr.
Title:	Vice President

Signature Page to Amendment No.2 to Amended and Restated Loan and Security Agreement